Exhibit 99.1

IIOT-OXYS, Inc. Announces Successful Completion of Proof of Concept and Signs SaaS Contract with

Northeast CNC Component Manufacturer

CAMBRIDGE, MA / ACCESSWIRE / June 20, 2023 / IIOT-OXYS, Inc. (OTC PINK: ITOX) ("Oxys" or the “Company”) announced it successfully completed a previously disclosed Proof of Concept (POC) and signed a Software as a Service (SaaS) contract with a Northeast CNC Component Manufacturer. This Small-to-Medium Sized Enterprise is an approved Supply Chain vendor to several Medical Device Original Equipment Manufacturers.

Cliff Emmons, CEO of Oxys, stated, "We are excited this CNC Machining POC customer saw the value we demonstrated and chose to continue our engagement through this Smart Manufacturing SaaS contract. Our IIoT data collection and Predictive Analytics, powered by our proprietary AI & Machine Learning algorithms, demonstrated reduced downtime and increased productivity. We delivered Real-Time Custom Overall Equipment Efficiency Dashboards, including Machine Availability, Cycle Time Analysis, and Alarm Pareto Charts. Our ability to detect variations in very fine machining operations enables Tool Wear Optimization, by extending tool life and preventing tool breakage. This success stems from Oxys’s ongoing collaboration with our strategic partner, Aingura IIoT, S.L., who provided equipment, software, and algorithm expertise that complimented Oxys’s technical capabilities and customer support which resulted in an excellent customer experience.”

The worldwide Industry 4.0 (also known as Smart Manufacturing) market was estimated at $97.6 billion in 2022 and is expected to grow at 18.5% CAGR to $228.3 billion by 2027.1 “Our success with this customer demonstrates our ability to effectively execute POCs that demonstrate value and convert customers to a SaaS contract. We expect the Use Cases and endorsements from this successful ongoing engagement will lead to additional CNC Machining POCs and SaaS contracts contributing to revenue in the second half of 2023 and into 2024. We also expect “beachhead” POCs to be secured in four other Discrete Manufacturing verticals: Metal Stamping, Plastic Extrusion, Plastic Injection Molding, and Automated Assembly & Test. We are on track to meet our third quarter and annual 2023 revenue goals and are confident these targeted sales and marketing efforts will further contribute to exceeding our overall revenue goals in 2023,” concluded Mr. Emmons.

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.